Exhibit 1.3

EXECUTION VERSION

AMENDMENT NO. 1 AND REAFFIRMATION OF GUARANTY

THIS AMENDMENT NO. 1 AND REAFFIRMATION OF GUARANTY (this “Agreement”), made as of December 22, 2014, by (i) Hannon Armstrong Sustainable Infrastructure Capital, Inc. (“HA INC”), a Maryland corporation, (ii) Hannon Armstrong Sustainable Infrastructure, LP (“HA LP”), a Delaware limited partnership, (iii) Hannon Armstrong Capital, LLC (“HA LLC”), a Maryland limited liability company, (iv) HAT Holdings I, LLC (“HAT Holdings I”), a Maryland limited liability company, (v) HAT Holdings II, LLC (“HAT Holdings II”), a Maryland limited liability company (each of HA INC, HA LP, HA LLC, HAT Holdings I and HAT Holdings II, a “Guarantor” and together, the “Guarantors”), for the benefit of the Secured Parties, (vi) Bank of America, N.A., in its capacity as administrative agent under the A&R Loan Agreement (as defined below) (in such capacity, the “Administrative Agent”) and (vii) for purposes of Section 2 only, Bank of America, N.A., in its capacity as administrative agent under the Other Loan Facility (in such capacity, the “Other Administrative Agent”).

WHEREAS, the Borrowers, the Lender, and the Administrative Agent are parties to an Amended & Restated Loan Agreement (PF) dated as of August 12, 2014 (as amended, amended and restated, or otherwise modified from time to time, the “A&R Loan Agreement”);

WHEREAS, the Administrative Agent and the Other Administrative Agent, together with the Borrowers named therein, the G&I Collateral Agent and the PF Collateral Agent (as such parties are defined in the A&R Intercreditor Agreement), are parties to an Intercreditor Agreement dated as of August 12, 2014 (as amended, amended and restated, or otherwise modified from time to time, the “A&R Intercreditor Agreement”);

WHEREAS, HA INC, HA LP and HA LLC are party to that certain Amended & Restated Continuing Guaranty (the “Continuing Guaranty”), dated as of August 12, 2014, in favor of the Secured Parties;

WHEREAS, HAT Holdings I is party to that certain Amended & Restated HAT Holdings I Limited Guaranty (the “HAT I Limited Guaranty”), dated as of August 12, 2014, in favor of the Secured Parties;

WHEREAS, HAT Holdings II is party to that certain HAT Holdings II Limited Guaranty (the “HAT II Limited Guaranty”, and together with the Continuing Guaranty and the HAT I Limited Guaranty, each a “Guaranty” and together the “Guaranties” ), dated as of August 12, 2014, in favor of the Secured Parties;

WHEREAS, the Borrowers, the Lender, the Administrative Agent and the Other Administrative Agent have agreed to amend certain provisions of the A&R Loan Agreement as more specifically set forth in that certain Amendment No. 2 to Amended & Restated Loan Agreement (PF) and Amendment No. 1 to Amended & Restated Intercreditor Agreement (the “Loan Amendment”), dated as of the date hereof, including an increase of the Maximum Loan Amount to $325,000,000; and

WHEREAS, the parties wish to amend the Continuing Guaranty as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Definitions.

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the applicable Guaranty.

SECTION 2. Amendments to the Continuing Guaranty.

(a) In accordance with Section 12 of the Continuing Guaranty and, with respect to the Administrative Agent and the Other Administrative Agent, Section 3.4(c)(i) of the A&R Intercreditor Agreement, and in each case subject to the terms set forth herein, as of the date hereof, HA INC, HA LP, HA LLC, the Administrative Agent, and the Other Administrative Agent hereby agree to amend Annex A to the Continuing Guaranty as follows:

a.	by deletion of the definition of “Consolidated Interest Income” in its entirety and replacement with the following:

““Consolidated Investment Revenue”: means for any period for the Consolidated Group on a consolidated basis the income classified as “Investment Revenue” as it appears in the HA INC financial statements delivered to the Administrative Agent in accordance with Section 11.1.1(c)(i) and (d)(i) of the Loan Agreement, as applicable, plus investment income from equity method investments determined on an effective yield basis, as it appears in the HA INC calculation of Core Earnings as disclosed for the applicable period in HA INC’s reports to the SEC Under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.”

b.	by deletion in the definition of “Net Investment Revenue” of the words “Consolidated Interest Income” and replacement thereof with the words “Consolidated Investment Revenue”.

(b) The amendments set forth herein are limited as written, are effective only in the specific instance and for the specific purpose for which given, and shall not be deemed to be a waiver of or consent to, or modification of in any respect, any other term or condition in the Continuing Guaranty or any of the documents referred to herein or therein. Each Guarantor acknowledges and agrees that the execution, delivery and performance of this Agreement by the Administrative Agent does not and shall not create (nor shall any Guarantor, any Borrower or any Related Borrower Subsidiary rely upon the existence of or claim or assert that there exists) any obligation of the Administrative Agent or Other Administrative Agent to consider or agree to any amendment of or waiver or consent with respect to any of the Loan Documents, or any other instrument or agreement to which the Administrative Agent or Other Administrative Agent is a party (collectively an “Amendment or Consent”), and in the event that the Administrative Agent or Other Administrative Agent subsequently agrees to consider any requested Amendment or Consent, neither the existence of this Agreement, nor any other conduct of the Administrative

2

Agent or Other Administrative Agent related hereto, shall be of any force or effect on the Administrative Agent’s consideration or decision with respect to any such requested Amendment or Consent, and neither the Administrative Agent nor Other Administrative Agent shall have any obligation whatsoever to consider or agree to any such Amendment or Consent.

SECTION 3. Reaffirmation.

Each Guarantor, with respect to itself and the applicable Guaranty, hereby: (a) consents to and approves of all of the terms and provisions of the Guaranty and the Loan Amendment, (b) confirms that the Guaranty is in full force and effect, (c) ratifies, confirms and reaffirms all of its obligations, undertakings, agreements, guaranties, indemnities, covenants, indebtedness and liabilities under the Guaranty and (d) agrees that the Guaranty remains in full force and effect and shall and does continue to constitute the legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with the terms thereof and shall not be discharged or affected by the Loan Amendment. The term Guaranty as used in this Section 3 shall be deemed to include the Continuing Guaranty, as amended by this Agreement.

SECTION 4. Representations and Warranties.

Each Guarantor, with respect to itself and the applicable Guaranty (including the Continuing Guaranty as amended by this Agreement), represents and warrants, as of the date hereof, as follows:

(a) The execution, delivery and performance by such Guarantor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate in any material respect (i) any provision of any Applicable Law with respect to such Guarantor, (ii) any of the Organizational Documents of such Guarantor or (iii) any order, judgment or decree of any court or other agency of government binding on such Guarantor; (b) conflict with, result in a breach of or constitute (immediately or upon the giving of notice) a default in any material respect under any Contractual Obligation of such Guarantor; (c) result in or require the creation or imposition of any material Lien upon any of the properties or assets of such Guarantor (other than any Liens permitted by or created under any of the Loan Documents in favor of Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners of such Guarantor or any approval or consent of any Person under any Contractual Obligations of such Guarantor except such approvals or consents which have been obtained on or prior to the date hereof and are in full force and effect;

(b) Such Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Such Guarantor is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(c) Such Guarantor is duly authorized to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate, limited liability company or partnerships, as applicable, action on the part of such Guarantor; and

3

(d) This Agreement is a legal, valid and binding obligation of such Guarantor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

SECTION 5. Miscellaneous.

Sections 16, 18, 19, 20, 21, 22, 23, 24 and 25 of the Continuing Guaranty are hereby incorporated by reference, mutatis mutandis, as if fully set forth herein.

[Remainder of page intentionally left blank; signatures begin on following page]

4

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.

Solely with respect to the Continuing Guaranty:

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

Address: 1906 Towne Centre Blvd., Suite 370
Annapolis, MD 21401
Attention: Legal Department
Email: legaldepartment@hannonarmstrong.com
Facsimile: 410-571-6199

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.

By	Hannon Armstrong Sustainable Infrastructure Capital, Inc., its General Partner

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

Address: 1906 Towne Centre Blvd., Suite 370
Annapolis, MD 21401
Attention: Legal Department
Email: legaldepartment@hannonarmstrong.com
Facsimile: 410-571-6199

HANNON ARMSTRONG CAPITAL, LLC

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

Address: 1906 Towne Centre Blvd., Suite 370
Annapolis, MD 21401
Attention: Legal Department
Email: legaldepartment@hannonarmstrong.com
Facsimile: 410-571-6199

[Signature Page to Reaffirmation of Guaranty (PF)]

Solely with respect to the HAT I Limited Guaranty:

HAT HOLDINGS I LLC

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

Address: 1906 Towne Centre Blvd., Suite 370
Annapolis, MD 21401
Attention: Legal Department
Email: legaldepartment@hannonarmstrong.com
Facsimile: 410-571-6199

[Signature Page to Reaffirmation of Guaranty (PF)]

Solely with respect to the HAT II Limited Guaranty:

HAT HOLDINGS II LLC

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

Address: 1906 Towne Centre Blvd., Suite 370
Annapolis, MD 21401
Attention: Legal Department
Email: legaldepartment@hannonarmstrong.com
Facsimile: 410-571-6199

[Signature Page to Reaffirmation of Guaranty (PF)]

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kimberly D. Williams
Name: Kimberly D. Williams
Title: Vice President

For purposes of Section 2 only:

BANK OF AMERICA, N.A., as Other Administrative Agent

By:	/s/ Kimberly D. Williams
Name: Kimberly D. Williams
Title: Vice President

[Signature Page to Reaffirmation of Guaranty (PF)]